UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported)      FEBRUARY 9, 2005
                                                       -------------------------

                               IWO HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


        333-39746                                         14-1818487
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(Commission File Number)                       (IRS Employer Identification No.)


           52 CORPORATE CIRCLE
            ALBANY, NEW YORK                                    12203
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(Address of Principal Executive Offices)                     (Zip Code)


                                 (518) 862-6000
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              (Registrant's Telephone Number, Including Area Code)


                               901 LAKESHORE DRIVE
                             LAKE CHARLES, LA 70601
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          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)        Employment Agreements

                     On February 10, 2005, in connection with the consummation of IWO Holdings, Inc.'s ("IWO Holdings") Plan of Reorganization described in
Item 1.03 below, IWO Holdings appointed Bret Cloward as its Chief Executive Officer and Richard Harris as its Chief Financial Officer. In connection with such appointments, on February 11, 2005, IWO Holdings entered into employment agreements with each of Mr. Cloward and Mr. Harris. Pursuant to such employment agreements, each of Mr. Cloward and Mr. Harris will: (1) earn an annual base salary of $250,000 and be eligible for an annual bonus with a target set at 60% of annual base salary; (2) be eligible to participate in the 2005 Equity Award Plan (the "Equity Award Plan") of IWO Holdings, the terms of which are described below in Item 1.01(b); and (3) receive an initial grant of incentive stock options for shares of IWO Holdings' new common stock under the Equity Award Plan. Upon a termination without cause or for "good reason" (each as defined in the employment agreements), both executives receive a pro rata bonus. Mr. Cloward receives salary continuation for 12 months and Mr. Harris receives salary continuation for six months (increased to 24 months and 12 months, respectively, if the termination occurs in the 12 month period following a Change of Control, as defined in the employment agreements). The initial term of the employment agreement for each of Mr. Cloward and Mr. Harris is two years and one year, respectively. In addition, upon the first to occur of: (i) February 11, 2008, (ii) a Change in Control or (iii) the date on which Mr. Cloward or Mr. Harris's employment, as applicable, is terminated due to death, by the Company due to disability, without cause or because of its decision to deliver a notice of non-renewal of the employment term or by the executive with good reason, IWO Holdings will pay the executive a retention bonus in an amount equal to the product of (i) in the case of Mr. Cloward, 138,889, and in the case of Mr. Harris, 55,556 multiplied by (ii) the "vested percentage" (which is equal to the percentage of their options that are vested on the payment date) multiplied by
(iii) the excess of the fair market value of a share of IWO Holdings' common stock on the payment date over $18.56 (such excess not to exceed $5.44). The retention bonus is forfeited if the executive's employment is terminated by IWO Holdings for cause prior to the payment date. The employment agreements contain certain other customary terms and conditions, including certain protections for each of the executives upon a change of control (including, without limitation, a golden parachute excise tax gross-up) and certain restrictive covenants proscribing competition with IWO Holdings during and for a period of time after employment therewith.

                     Copies of the employment agreements for Mr. Cloward and Mr. Harris are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

(b)        2005 Equity Award Plan

                     Pursuant to the Plan of Reorganization, the Equity Award Plan became effective on February 10, 2005. The Equity Award Plan provides for several forms of incentive stock-based compensation awards to employees, directors and consultants of IWO Holdings and its affiliates, including incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, stock bonuses and performance compensation awards (collectively, the "Awards").

                     The Equity Award Plan is administered by a committee (the "Committee") designated by IWO Holdings' Board of Directors, or if no committee has been designated, by the Board of Directors. The Committee selects eligible executives, directors, employees and consultants of IWO Holdings and its affiliates to participate in the Equity Award Plan. The Committee also determines the number of shares of common stock of IWO Holdings covered by options granted under the Equity Award Plan, the terms under which options may be exercised, the applicable vesting periods, the exercise price of the options and other terms and conditions of the Awards in accordance with the provisions of the Equity Award Plan. Each option granted under the Equity Award Plan must be evidenced by a Stock Option Agreement between IWO Holdings and the eligible participant.

                     Subject to adjustment for changes in capitalization, the maximum number of shares of common stock in respect of which Awards may be granted under the Equity Award Plan is 555,555 shares, and the maximum number of shares of common stock covered by options plus the number of stock appreciation rights granted to any one individual may not exceed 350,000 shares during any calendar year. In addition, no more than 350,000 shares of common stock may be issued in payment of performance awards denominated in shares, or if the Award is paid in cash, the equivalent cash value thereof, during the applicable performance period if the Awards are intended to qualify as performance based compensation.

                     If IWO Holdings undergoes a Change of Control, as defined in the Equity Award Plan, the Committee may accelerate the exercisability of all of the outstanding options and stock appreciation rights and/or provide for the immediate expiration of any restricted period relating to restricted stock awards or restricted stock units (which may include a waiver of any applicable performance goals). Subject to particular limitations specified in the Equity Award Plan, the Board of Directors may amend, suspend or terminate the Equity Award Plan. The Equity Award Plan will terminate no later than February 9, 2015; however, any Awards outstanding under the Equity Award Plan will remain outstanding in accordance with their terms.

                     A copy of the Equity Award Plan is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

(c)        Stock Option Agreements

                     On February 11, 2005, awards of incentive stock options under the Equity Award Plan were made to Bret Cloward to purchase 138,889 shares of IWO Holdings' common stock and to Richard Harris to purchase 55,556 shares of


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
IWO Holdings' common stock. Pursuant to their employment agreements, IWO Holdings has entered into an Incentive Stock Option Agreement with each of Mr. Cloward and Mr. Harris covering the grant of such options (each, an "Option Agreement"). The per-share exercise price for the options granted under each Option Agreement is equal to $24.00 per option share. Pursuant to the terms of each Option Agreement, each option grant vests as to 8.33% of the options subject thereto on the first three-month anniversary of February 11, 2005 and as to an additional 8.33% of the options on each subsequent three-month anniversary of that date such that the option grant will be 100% vested on February 11, 2008, except that upon the occurrence of (x) an employment termination due to death or disability or (y) a Change of Control, the unvested options will vest on the date of termination. Following an employment termination, vested options will remain exercisable by the participant through the earlier of certain specified time periods. Upon termination of the participant's employment for cause, both the unvested and vested portions of the options will terminate on the date of such termination. The options expire on February 9, 2015.

                     In addition, the directors of IWO Holdings also received grants of options to purchase IWO Holdings' common stock, as described below under Item 5.02(d). Such description is incorporated into this item by reference.

                     A copy of IWO Holdings' form of nonqualified stock option agreement and a copy of the Option Agreement for each of Mr. Cloward and Mr. Harris are attached as Exhibits 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

(d)        Agreements in connection with New Notes Offering

                     IWO Holdings has entered into certain material agreements in connection with the issuance of the Senior Secured Notes and the Senior Discount Notes described in Item 2.03 below. The information provided in Item
2.03 of this Current Report on Form 8-K below is incorporated by reference into this Item 1.01.

(e)        Common Stock Registration Rights Agreement

                     Pursuant to the Plan of Reorganization, holders of IWO Holdings' previously outstanding Senior Notes received distributions of new common stock of IWO Holdings (the "Common Stock"). Any such holder who received Common Stock under the Plan of Reorganization in a transaction that is not entitled to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to section 1145(a) of the Bankruptcy Code, or whose resale of such Common Stock is otherwise restricted, is entitled to certain registration rights with respect to such Common Stock. Upon consummation of the Reorganization, certain affiliates of AIG Global Investment Group Corp. and AIG SunAmerica Asset Management Corp. became "affiliates" of IWO Holdings, and thereby the holders of restricted Common Stock (the "AIG Holders"). Accordingly, on February 10, 2005, IWO Holdings entered into a registration rights agreement (the "Common Stock Registration Rights Agreement") with the AIG Holders. See Item 1.03 below.

                     Under the Common Stock Registration Rights Agreement, the AIG Holders are entitled, subject to certain limitations and a customary "black-out" period, to certain demand, incidental or piggyback and shelf registrations under the Securities Act covering their shares of Common Stock. A


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
demand registration made prior to the Exchange Act Registration Date (as defined in the Common Stock Registration Rights Agreement) can be made by (x) any AIG Holder or (y) any AIG Holder (and any transferee thereof, subject to certain limitations) who owns more than 50% of the aggregate number of the then outstanding Registrable Securities (as defined in the Common Stock Registration Rights Agreement). On or after the Exchange Act Registration Date, any AIG Holder (and any transferee thereof, subject to certain limitations) can trigger a demand registration. In any case, IWO Holdings is not obligated to effect a demand registration if the anticipated aggregate offering price to the public (net of underwriting commissions and discounts) is less than $10,000,000.

                     IWO Holdings will pay all costs and expenses associated with each registration, including the reasonable fees and expenses of one counsel for the AIG Holders. The AIG Holders will pay the costs of any underwriting discounts and commissions, as well as any broker's commissions relating to the registration. Each AIG Holder may assign its rights under the agreement in connection with a transfer of its Common Stock provided that the assignee becomes a party to the Common Stock Registration Rights Agreement.

                     A copy of the Common Stock Registration Rights Agreement is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Management Agreement with US Unwired

                     In connection with the consummation of the Plan of Reorganization, on February 10, 2005, IWO Holdings terminated its management agreement with US Unwired, dated as of April 1, 2004, as amended on January 3, 2005 (the "Management Agreement"). Pursuant to the Management Agreement, US Unwired, which had been the sole stockholder of IWO Holdings prior to consummation of the Plan of Reorganization, agreed to provide certain management services to IWO Holdings. The termination of the Management Agreement is subject to a four month transition period during which US Unwired will continue to provide transitional management services to IWO Holdings. Under the Management Agreement, in exchange for its services, US Unwired was entitled to an annual management fee of $6.5 million, subject to certain adjustments set forth in the Management Agreement, the payment of certain additional fees in connection with IWO Holdings' restructuring and reimbursement for all reasonable out-of-pocket expenses related to the Management Agreement. In addition, pursuant to the terms of the Management Agreement, upon termination of the Management Agreement by IWO Holdings, US Unwired became entitled to a termination fee in the amount of $2.5 million, one-half of which was paid upon termination, with the remainder payable at the end of the four month transition period.

Senior Notes Indenture

                     Pursuant to a senior notes indenture, dated February 2, 2001 (the "Senior Notes Indenture"), between IWO Holdings, as issuer, IWO Corp., as sole guarantor, and U.S. Bank National Association, as indenture trustee, IWO Holdings issued $160 million principal amount of 14% senior notes due February 2011 (the "Senior Notes"). Pursuant to the Plan of Reorganization, the Senior Notes Indenture and the Senior Notes were cancelled, and the debtor's obligations thereunder were discharged, except for the obligation to pay, reimburse and indemnify the indenture trustee.

Senior Credit Facility

                     On December 20, 1999, a senior secured credit agreement was entered into by and among IWO Corp., as borrower (the "Borrower"), IWO Holdings, as guarantor, JPMorgan Chase Bank, N.A., as administrative agent, and each of the other entities from time to time party thereto, as lenders (the "Credit Agreement"). The Credit Agreement was collateralized by substantially all of IWO Corp.'s tangible and intangible assets, including all of the issued and outstanding shares of the Borrower. Pursuant to a payoff letter dated February 10, 2005 (the "Payoff Letter"), the Borrower paid in full all of the liabilities, obligations and indebtedness owing under the Credit Agreement, which consisted of $215,000,000 in respect of principal outstanding under the Credit Agreement plus accrued interest thereon and fees and expenses. Upon payment in full of the amounts specified in the Payoff Letter, the Credit Agreement and related documents were terminated, and the assets of IWO Holdings and IWO Corp. securing the Credit Agreement were released.

                     The information provided in Item 1.03 of this Current Report on Form 8-K below is incorporated by reference into this Item 1.02.

ITEM 1.03   BANKRUPTCY OR RECEIVERSHIP.

                     As previously disclosed, on January 4, 2005, IWO Holdings and each of its subsidiaries (collectively, the "Company") filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") (the "Chapter 11 Case"). Upon filing the petition, the Company continued to operate its businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

                     On February 9, 2005, the Bankruptcy Court entered an order (the "Confirmation Order") (i) approving the Disclosure Statement (the "Disclosure Statement") relating to the Company's pre-packaged chapter 11 joint plan of reorganization (the "Plan of Reorganization") and (ii) confirming the Plan of Reorganization. The Disclosure Statement was attached as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on December 1, 2004. The consummation date of the Plan of Reorganization (the "Consummation Date") was February 10, 2005. A copy of the Confirmation Order, with a copy of the Plan of Reorganization as confirmed attached thereto, a press release announcing the Confirmation Order and a press release announcing the Consummation Date, are attached as Exhibits 2.1, 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

                     The following is a summary of the matters that occurred pursuant to the Plan of Reorganization. This summary only highlights certain of the substantive provisions of the Plan of Reorganization and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan of Reorganization. This summary is qualified in its entirety by reference to the full text of the Plan of Reorganization.

                     The Plan of Reorganization provides for a financial restructuring (the "Reorganization") of the Company's financial obligations. The Reorganization involves a significant reduction of the Company's outstanding indebtedness and a conversion of the balance of such indebtedness into 100% of the Company's equity. Pursuant to the Plan of Reorganization, on the Consummation Date, (i) the Company repaid in full its outstanding Credit Agreement indebtedness in the aggregate principal amount of $215,000,000, (ii) IWO Holdings' outstanding Senior Notes were cancelled in exchange for all of the new common stock of IWO Holdings (subject to dilution for Common Stock issued pursuant to the Equity Award Plan), (iii) the existing common stock of IWO Holdings, all of which was owned by US Unwired, was cancelled, with no distribution or payments made thereon, (iv) all holders of other secured claims and all general unsecured creditors (other than the holders of Senior Notes) were unimpaired, and (v) all administrative expense claims and priority claims were unimpaired. As a result of the Plan of Reorganization, on the Consummation Date, the AIG Holders, which held approximately 51% of the previously outstanding Senior Notes, received approximately 51% of the new Common Stock of IWO Holdings.

                     As described in Item 2.03 below, in connection with the Plan of Reorganization, on January 6, 2005, IWO Escrow Company, a newly formed corporation which was merged with and into IWO Holdings on February 10, 2005 upon consummation of the Plan of Reorganization ("IWO Escrow Company"), issued approximately $232.7 million in aggregate proceeds of new notes. The proceeds of such new notes were used primarily to repay the Company's Credit Agreement.

                     The only shares of capital stock of IWO Holdings that will be outstanding as of the Consummation Date will be the 5,000,000 shares of Common Stock issued under the Plan of Reorganization. The Company has reserved 555,555 shares of Common Stock for issuance under the Equity Award Plan.

                     Information regarding the assets and liabilities of the Company is contained in the Disclosure Statement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.


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
                     On January 6, 2005, IWO Escrow Company, which was merged with and into IWO Holdings on February 10, 2005 upon consummation of the Plan of Reorganization (the "Merger"), completed an offering of $150,000,000 aggregate principal amount of senior secured floating rate notes due January 15, 2012 (the "Senior Secured Notes") and $140,000,000 principal amount at maturity of 10.75% senior discount notes due January 15, 2015 (the "Senior Discount Notes", and together with the Senior Secured Notes, the "Notes") to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside of the United States pursuant to Regulation S, under the Securities Act. The offering of the Notes generated aggregate gross proceeds of approximately $232.7 million at the time of issuance, of which $150 million was attributable to the Senior Secured Notes and $82.7 million was attributable to the Senior Discount Notes. Gross proceeds from the issuance of the Notes, which were placed in an escrow account pending consummation of the Reorganization, were used primarily to repay the obligations owing under the Credit Agreement. At the time of the issuance of the Notes, IWO Escrow Company was not affiliated with IWO Holdings. Upon consummation of the Merger, however, IWO Holdings assumed all obligations of IWO Escrow Company, including those under the Notes and their related indentures and under the Registration Rights Agreement, Collateral Trust Agreement, Pledge and Security Agreement and Purchase Agreement (each of which is described below). IWO Holdings' obligations under these agreements are guaranteed by all of IWO Holdings' existing and future subsidiaries.

Senior Secured Notes

                     The Senior Secured Notes were issued pursuant to an Indenture (the "Senior Secured Indenture"), dated as of January 6, 2005, by and between IWO Escrow Company and U.S. Bank National Association, as trustee (the "Trustee"). In connection with the Merger, IWO Holdings and its subsidiaries, IWO Corp. and IWO Leased Realty, entered into a Supplemental Indenture (the "Senior Secured Supplemental Indenture") with the Trustee, dated February 10, 2005, pursuant to which IWO Holdings, as successor to IWO Escrow Company, assumed all obligations of IWO Escrow Company under the Senior Secured Indenture, and IWO Corp. and IWO Leased Realty were added as guarantors of IWO Holdings' obligations thereunder. In addition, IWO Holdings' obligations under the Senior Secured Notes and the Senior Secured Indenture will be guaranteed on a senior secured basis by all of its future restricted subsidiaries.

                     The Senior Secured Notes are senior secured obligations of IWO Holdings and are secured on a first priority basis by substantially all of the assets of IWO Holdings and its subsidiaries, subject to certain exclusions. No capital stock of the subsidiaries of IWO Holdings will be pledged. The Senior Secured Indenture permits IWO Holdings to incur an additional $30 million of indebtedness (which may also be secured at the same priority level by the same assets securing the Senior Secured Notes) and also permits the limited incurrence of certain other indebtedness. Interest on the Senior Secured Notes will be reset quarterly, at a rate equal to LIBOR plus 3.75% (as determined pursuant to the Senior Secured Indenture), payable quarterly in arrears on


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
January 15, April 15, July 15 and October 15 of each year, commencing April 15, 2005. No scheduled principal payments are required prior to maturity.

                     Pursuant to the Senior Secured Indenture, prior to January 15, 2007, IWO Holdings may, at its option, use the net cash proceeds of one or more equity offerings or a contribution to its common equity to redeem up to 35% of the aggregate principal amount of the Senior Secured Notes at a redemption price equal to 100% of the aggregate principal amount of the Senior Secured Notes redeemed plus a premium equal to the interest rate on the Senior Secured Notes applicable on the date on which the notice of redemption is given, plus accrued and unpaid interest (and liquidated damages, if any). However, IWO Holdings may only make such redemptions if, among other things, at least 65% of the aggregate principal amount of the Senior Secured Notes initially issued remains outstanding immediately after the occurrence of such redemption. On or after January 15, 2007, IWO Holdings may redeem the Senior Secured Notes, in whole or part, at redemption prices of 102.0%, 101.0% and 100.0% of the principal amount, plus accrued and unpaid interest (and liquidated damages, if any), during the 12-month period beginning each January 15 of the years 2007, 2008 and 2009 and thereafter, respectively.

                     Upon a change of control, as defined in the Senior Secured Indenture, IWO Holdings is required to offer to repurchase the Senior Secured Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest. Furthermore, if IWO Holdings sells certain assets or experiences certain events of loss and does not apply or reinvest the net proceeds in compliance with the Senior Secured Indenture, then IWO Holdings must offer to repurchase the Senior Secured Notes at 100% of their principal amount, plus accrued and unpaid interest (and liquidated damages, if any), through the repurchase date.

                     The Senior Secured Indenture contains covenants which, subject to certain exceptions, limit the ability of IWO Holdings and its restricted subsidiaries to, among other things, incur additional indebtedness, pay dividends on or redeem or repurchase stock, engage in certain asset sales, make certain types of investments and other restricted payments, engage in transactions with affiliates, sell stock in restricted subsidiaries, restrict dividends or payments from restricted subsidiaries and create liens on assets of IWO Holdings and its restricted subsidiaries. The Senior Secured Indenture contains customary events of default. The foregoing description of the Senior Secured Notes, Senior Secured Indenture and Senior Secured Supplemental Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Senior Secured Indenture and Senior Secured Supplemental Indenture, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Senior Discount Notes

                     The Senior Discount Notes were issued pursuant to an Indenture (the "Senior Discount Indenture"), dated as of January 6, 2005, by and between IWO Escrow Company and the Trustee. In connection with the Merger, IWO Holdings, IWO Corp., IWO Leased Realty and the Trustee entered into a Supplemental Indenture (the "Senior Discount Supplemental Indenture"), dated

February 10, 2005, pursuant to which IWO Holdings assumed all obligations of IWO Escrow Company under the Senior Discount Indenture, and IWO Corp. and IWO Leased Realty were added as guarantors of IWO Holdings' obligations thereunder. In addition, IWO Holdings' obligations under the Senior Discount Notes and the Senior Discount Indenture will be guaranteed on a senior unsecured basis by all of its future restricted subsidiaries. The Senior Discount Notes are senior unsecured obligations of IWO Holdings.

                     The Senior Discount Notes were issued at a substantial discount from their principal amount at maturity. Prior to January 15, 2010, interest on the Senior Discount Notes will accrue in the form of an increase in the accreted value of the Senior Discount Notes. Thereafter, cash interest on the Senior Discount Notes will accrue and be payable semiannually in arrears on January 15 and July 15 of each year, commencing on July 15, 2010, at a rate of 10.75% per annum. The Senior Discount Notes had an initial accreted value of approximately $590.86 per $1,000 principal amount at maturity. The accreted value of each Senior Discount Note will increase from the date of issuance until January 15, 2010 at a rate of 10.75% per year, compounded semiannually, reflecting the accrual of non-cash interest, such that the accreted value of the Senior Discount Notes will equal the principal amount at maturity on January 15, 2010.

                     Pursuant to the Senior Discount Indenture, prior to January 15, 2008, IWO Holdings may, at its option, use the net cash proceeds of one or more equity offerings or a contribution to its common equity to redeem up to 35%, or 100% but not less than 100%, of the aggregate principal amount of the Senior Discount Notes at a redemption price equal to 110.75% of the accreted value of the Senior Discount Notes on the date on which the notice of redemption is given, plus accrued and unpaid interest (and liquidated damages, if any). However, IWO Holdings may only make such redemptions if at least 65% or none, as the case may be, of the aggregate principal amount of the Senior Discount Notes initially issued remains outstanding immediately after the occurrence of such redemption. On or after January 15, 2010, IWO Holdings may redeem the Senior Secured Notes, in whole or part, at redemption prices of 105.375%, 103.583%, 101.792% and 100.000% of the principal amount, plus accrued and unpaid interest (and liquidated damages, if any), during the 12-month period beginning each January 15 of the years 2010, 2011, 2012 and 2013 and thereafter, respectively.

                     The Senior Discount Indenture contains covenants which, subject to certain exceptions, limit the ability of IWO Holdings and its subsidiaries to, among other things, incur additional indebtedness, pay dividends on or redeem or repurchase stock, engage in certain asset sales, make certain types of investments and other restricted payments, engage in transactions with affiliates, sell stock in restricted subsidiaries, restrict dividends or payments from restricted subsidiaries and create liens on assets of IWO Holdings and its subsidiaries. The Senior Discount Indenture contains customary events of default.

                     Upon a change of control, as defined in the Senior Discount Indenture, IWO Holdings is required to make an offer to repurchase the Senior Discount Notes at 101% of the accreted value of the Senior Discount Notes repurchased (if prior to January 15, 2010) or 101% of the aggregate principal


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
amount of the Senior Discount Notes repurchased, plus accrued and unpaid interest (if on or after January 15, 2010), in each case, plus liquidated damages, if any, to the repurchase date.

                     The foregoing description of the Senior Discount Notes, Senior Discount Indenture and Senior Discount Supplemental Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Senior Discount Indenture and Senior Discount Supplemental Indenture, copies of which are attached as Exhibits 4.3 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Agreements Relating to Issuance of Senior Secured Notes and Senior Discount
Notes

                     In connection with the issuance of the Notes, IWO Escrow Company entered into, among others, the following agreements, which are described in more detail below: (i) a Registration Rights Agreement, dated as of January 6, 2005 (the "Registration Rights Agreement"), with Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner and Smith Incorporated (together, the "Initial Purchasers"); (ii) a Collateral Trust Agreement, dated as of January 6, 2005 (the "Collateral Trust Agreement"), with the Trustee and the Bank of New York, as Collateral Trustee (the "Collateral Trustee"); (iii) a Pledge and Security Agreement, dated as of January 6, 2005 (the "Pledge and Security Agreement"), with the Collateral Trustee; and (iv) a Purchase Agreement, dated as of December 14, 2004 (the "Purchase Agreement"), with the Initial Purchasers (collectively, the "Offering Agreements").

                     On February 10, 2005, in connection with the Merger, IWO Holdings, IWO Corp. and IWO Leased Realty entered into Joinder Agreements to the Registration Rights Agreement, the Collateral Trust Agreement and the Pledge and Security Agreement with the relevant parties thereto pursuant to which IWO Holdings agreed to assume all obligations of IWO Escrow Company under these agreements and IWO Corp. and IWO Leased Realty agreed to guarantee IWO Holdings' obligations thereunder. In addition, pursuant to the terms of an Escrow and Security Agreement, dated as of January 3, 2005, by and among IWO Escrow Company, the Initial Purchasers and the Trustee, IWO Holdings and its subsidiaries entered in an Assumption Agreement, dated as of February 10, 2005 (the "Assumption Agreement"), pursuant to which IWO Holdings, IWO Corp. and IWO Leased Realty agreed, jointly and severally, to assume each of the continuing obligations of IWO Escrow Company under the Registration Rights Agreement and the Purchase Agreement.

                     The following summary of the Offering Agreements only highlights certain of the substantive provisions contained therein and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Offering Agreements, copies of which are attached as exhibits hereto.

Registration Rights Agreement

                     Pursuant to the Registration Rights Agreement, IWO Holdings and its subsidiaries, IWO Corp. and IWO Leased Realty agreed, among other things, to (i) file a registration statement (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission (the "SEC") on or prior to the later of (x) 120 days after issuance of the Notes and (y) 45 days after the consummation of the Plan of Reorganization covering an offer to exchange the Notes for new notes and guarantees with substantially similar terms; (ii) use their commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to the later of 210 days after issuance of the Senior Secured Notes and Senior Discount Notes and 135 days after consummation of the Plan of Reorganization; and (iii) use their commercially reasonable efforts to cause the exchange offer to be consummated within 30 business days following the effectiveness of the Exchange Offer Registration Statement. Under certain circumstances, IWO Holdings and its subsidiaries, IWO Corp. and IWO Leased Realty, will be required to file a shelf registration statement with the SEC to cover the resale of the Senior Secured Notes or Senior Discount Notes. Failure of the Company to comply with the registration and exchange requirements in the Registration Rights Agreement within specified time periods would require IWO Holdings to pay certain liquidated damages until failure to comply is cured.

                     Copies of the Registration Rights Agreement and the related Joinder Agreement are attached as Exhibit 4.5 to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the Assumption Agreement under which IWO Holdings and its subsidiaries assumed IWO Escrow Company's obligations under the Registration Rights Agreement is attached as Exhibit 4.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Pledge and Security Agreement

                     Pursuant to the Pledge and Security Agreement, IWO Holdings and its subsidiaries granted for the Collateral Trustee's benefit and for the benefit of the holders of the Senior Secured Notes and the holders of certain other debt obligations that will be permitted under the Pledge and Security Agreement and the Senior Secured Indenture to share in the collateral (and all hedging obligations related to any of the foregoing) (collectively, the "Secured Obligations") a security interest in substantially all of their assets to secure on a first priority basis, subject to certain exceptions, the payment and performance when due of the Secured Obligations.

                     Copies of the Pledge and Security Agreement and the related Joinder Agreement are attached as Exhibit 4.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Collateral Trust Agreement

                     The Collateral Trust Agreement sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any property of IWO Holdings and its subsidiaries in trust for the benefit of holders of Secured Obligations. Copies of the Collateral Trust Agreement and the related Joinder Agreement are attached as Exhibit 4.8 to this to this Current Report on Form 8-K and are incorporated herein by reference.

Purchase Agreement

                     The Purchase Agreement sets forth the terms and conditions under which IWO Escrow Company agreed to sell to the Initial Purchasers, and the Initial Purchasers agreed to purchase from IWO Escrow Company, the aggregate principal amount of the Senior Secured Notes and the Senior Discount Notes set forth therein. Pursuant to the terms of the Purchase Agreement, IWO Escrow Company agreed, among other things, to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Initial Purchasers may be required to make in respect thereof.

                     A copy of the Purchase Agreement is attached as Exhibit
10.8 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Assumption Agreement under which IWO Holdings and its subsidiaries assumed IWO Escrow Company's obligations under the Purchase Agreement is attached as Exhibit 4.6 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

                     The information provided in Item 1.03 and Item 1.01(c) of this Current Report on Form 8-K is incorporated by reference into this Item
3.02. The shares of IWO Holdings' common stock disclosed in Item 1.03 were issued pursuant to the Plan of Reorganization in reliance on the exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code. The issuance of the stock options disclosed in Item 1.01(c) was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT.

                     On the Consummation Date, 100% of the existing common stock of IWO Holdings was cancelled. The former sole stockholder of IWO Holdings, U.S. Unwired, received no distribution or other payment in exchange for the cancellation of its shares. On the Consummation Date, holders of the Senior Notes received 100% of the Common Stock of the reorganized IWO Holdings, in exchange for the cancellation of their Senior Notes. The AIG Holders received approximately 51% of the Common Stock of IWO Holdings on the Consummation Date, subject to dilution for Common Equity issued pursuant to the Equity Award Plan. On the Consummation Date, there existed no arrangements or understandings between IWO Holdings and the AIG Holders, other than the Common Stock Registration Rights Agreement described in Item 1.01(e) above. The information provided in Item 1.03 and Item 5.02(d) of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)        Not applicable.

(b)        Resignation of Directors and Principal Officers

                     In connection with the consummation of the Plan of Reorganization, Robert W. Piper, Thomas G. Henning and George J. Mack resigned from their positions as directors of IWO Holdings and each of its subsidiaries, effective as of February 10, 2005. In addition, the following executive officers resigned from their positions as officers of IWO Holdings and each of its subsidiaries, effective as of February 10, 2005: Robert W. Piper resigned as Chief Executive Officer, President and Chairman of the Board of Directors; Thomas G. Henning resigned as Secretary and General Counsel; Jerry E. Vaughn resigned as Chief Financial Officer and Vice President; and James J. Loughlin, Jr. resigned as Chief Restructuring Officer.

(c)        Appointment of Principal Officers

                     As described in Item 1.01 above, on February 10, 2005, IWO Holdings appointed Bret Cloward, 38, as President and Chief Executive Officer of IWO Holdings. Previously, Mr. Cloward served as the Senior Vice President of Sales and Marketing for IWO Holdings from July 2000 to December 2002. Mr. Cloward also served as President of Christensen Wholesale from January 2003 to October 2004. In addition, on February 10, 2005, IWO Holdings appointed Richard Harris, 57, as Vice-President and Chief Financial Officer of IWO Holdings. Previously, Mr. Harris served as the Chief Financial Officer of IWO Holdings from the time of its initial launch of operations in January 2000 through May 2000. Mr. Harris had previously served as the Chief Financial Officer at Metrophone and Chief Financial Officer and Chief Operating Officer at Horizon Cellular Telephone Company, and has served as President of Harris & Associates, a consulting firm to the wireless industry for the past 10 years. Messrs. Cloward and Harris each served as consultants to an ad hoc committee of certain holders of IWO Holdings' previously outstanding Senior Notes from mid-October 2004 (in the case of Mr. Cloward) and from mid-November 2004 (in the case of Mr. Harris) through the Consummation Date. They each received a consulting fee of $25,000 per month from IWO Holdings pursuant to their respective consulting agreements.

                     In connection with Mr. Cloward's appointment as Chief Executive Officer and Mr. Harris's appointment as Chief Financial Officer, IWO Holdings entered into employment agreements with each of Mr. Cloward and Mr. Harris, a description of which is set forth in Item 1.01 of this Current Report on Form 8-K. The initial term of the employment agreement for each of Mr. Cloward and Mr. Harris is two years and one year, respectively. Other than such employment agreements, there is no arrangement or understanding pursuant to which either Mr. Cloward or Mr. Harris was appointed to their positions as Chief Executive Officer and Chief Financial Officer, respectively, of IWO Holdings, and there are no transactions or proposed transactions to which IWO Holdings or its subsidiaries is a party and in which Mr. Cloward of Mr. Harris has or will have a material interest. Neither Mr. Cloward nor Mr. Harris has a family relationship with any director or executive officer of IWO Holdings or its subsidiaries.

(d)        Appointment of Directors

                     Pursuant to the Plan of Reorganization, a new board of directors of IWO Holdings was appointed effective as of February 10, 2005, consisting of the following directors: Charles Bayless, Bret Cloward, Carolyn Katz, Ryan Langdon, Lowell Robinson and David Tomick. One of the proposed directors listed in the Plan of Reorganization Supplement, dated January 28, 2005, will not be serving on the new board of directors. IWO Holdings is currently considering whether or not to replace this director. There are no arrangements or understandings pursuant to which these individuals were elected as directors, other than, in the case of Bret Cloward, as an incident of his employment as Chief Executive Officer. There are no transactions with IWO Holdings or its subsidiaries in which any director has or will have a material interest, except that Ryan Langdon, a director, is a Managing Director of AIG Global Investment Corp.'s High Yield Group, affiliates of which were creditors of IWO Holdings whose claims were converted to equity pursuant to the Plan of Reorganization. See Item 1.03 above. In connection with the issuance of the Senior Discount Notes, AIG Global Investment Corp. agreed to purchase a portion of such Senior Discount Notes if they could not otherwise be sold. In consideration for such agreement, on the Consummation Date, AIG Global Investment Corp. received a commitment fee of $895,315.

                     Mr. Tomick will be the Chairman of the Audit Committee, and Ms. Katz will be a member of the Audit Committee. Mr. Robinson will be the Chairman of the Compensation Committee, and Mr. Langdon will be a member of the Compensation Committee.

                     The directors will receive the following compensation for their service on the board of directors:

--------------------- --------------------- ------------------------------
       NAME              ANNUAL RETAINER      NONQUALIFIED STOCK OPTIONS
--------------------- --------------------- ------------------------------
Charles Bayless               $40,000                   38,889
--------------------- --------------------- ------------------------------
Bret Cloward                   None                      None
--------------------- --------------------- ------------------------------
Carolyn Katz                  $30,000                   27,778
--------------------- --------------------- ------------------------------
Ryan Langdon                  $27,500                   27,778
--------------------- --------------------- ------------------------------
Lowell Robinson               $30,000                   30,556
--------------------- --------------------- ------------------------------
David Tomick                  $35,000                   33,333
--------------------- --------------------- ------------------------------

The option grants to the directors will vest over the next three years in equal quarterly installments and are otherwise governed by the Equity Award Plan described in Item 1.01(b), above. The exercise price of the options is $24.00 per share. In addition, the directors will receive meeting fees of $1,500 per in-person meeting and $750 per telephonic meeting. The directors who are members of committees will also receive fees of $1,000 per in-person committee meeting and $500 per telephonic committee meeting. Directors will be reimbursed for out-of-pocket expenses.

                     Attached hereto as Exhibit 99.3 is certain biographical information concerning each of the directors, which information is incorporated herein by reference.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
            YEAR

                     Pursuant to the Plan of Reorganization, on February 10, 2005, IWO Holdings filed with the Secretary of State of Delaware the Amended and Restated Certificate of Incorporation of IWO Holdings providing for, among other things: (i) a restatement of the Certificate of Incorporation in its entirety;
(ii) a prohibition on the issuance of non-voting equity; and (iii) the change in its authorized capital stock from 116,210,000 shares of common stock, $0.01 par value to 9,950,000 shares of common stock, $0.01 par value, and 500,000 shares of preferred stock, $0.01 par value to 50,000 shares of preferred stock, $0.01 par value. Pursuant to the Plan of Reorganization, the by-laws of IWO Holdings were also amended and restated in their entirety, effective as of February 10, 2005, to reflect the governance structure of IWO Holdings following the consummation of the Plan of Reorganization.

                     Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of IWO Holdings are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c)        Exhibits.

           2.1 Order of the Bankruptcy Court, dated February 9, 2005, confirming the Company's Joint Plan of Reorganization, together with such Joint Plan of Reorganization, as so confirmed.

           3.1 Amended and Restated Certificate of Incorporation of IWO Holdings, Inc.

           3.2        Amended and Restated By-Laws of IWO Holdings, Inc.

           4.1 Indenture, dated January 6, 2005, by and between IWO Escrow Company and U.S. Bank National Association.

           4.2 Supplemental Indenture, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation, Independent Wireless One Leased Realty Corporation and U.S. Bank National Association.

           4.3 Indenture, dated January 6, 2005, by and between IWO Escrow Company and U.S. Bank National Association.

           4.4 Supplemental Indenture, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation, Independent Wireless One Leased Realty Corporation and U.S. Bank National Association.

           4.5 Registration Rights Agreement, dated January 6, 2005, by and among IWO Escrow Company, Bear, Stearns & Co., Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner and Smith Incorporated and Joinder Agreement, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation and Independent Wireless One Leased Realty Corporation.

           4.6 Assumption Agreement, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation and Independent Wireless One Leased Realty Corporation.

           4.7 Pledge and Security Agreement, dated January 6, 2005, by and between IWO Escrow Company and the Collateral Trustee and Joinder Agreement, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation and Independent Wireless One Leased Realty Corporation.

           4.8 Collateral Trust Agreement, dated January 6, 2005, between IWO Escrow Company, U.S. Bank National Association, as trustee and the Bank of New York, as collateral trustee and Joinder Agreement, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation and Independent Wireless One Leased Realty Corporation.

           10.1 Employment Agreement, dated February 11, 2005, by and between Bret Cloward and IWO Holdings, Inc.

           10.2 Employment Agreement, dated February 11, 2005, by and between Richard Harris and IWO Holdings, Inc.

           10.3       2005 Equity Award Plan of IWO Holdings, Inc.

           10.4       Form of Non-Qualified Stock Option Agreement of IWO
                      Holdings, Inc.

           10.5 Incentive Stock Option Agreement, dated as of February 11, 2005, by and between IWO Holdings, Inc. and Bret Cloward.

           10.6 Incentive Stock Option Agreement, dated as of February 11, 2005, by and between IWO Holdings, Inc. and Richard Harris.

           10.7 Registration Rights Agreement, dated February 10, 2005, among IWO Holdings, Inc. and certain affiliates of AIG Global Investment Corp. and AIG SunAmerica Asset Management Corp.

           10.8 Purchase Agreement, dated December 14, 2004, by and among IWO Escrow Company and Bear, Stearns & Co., Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner and Smith Incorporated.

           99.1       Press Release, dated February 9, 2005.

           99.2       Press Release, dated February 10, 2005.

           99.3       Information About Directors.






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
                                   SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         IWO HOLDINGS, INC.

                                         By: /s/ Richard Harris
                                             ----------------------------------
                                             Name: Richard Harris
                                             Title: Vice President and Chief
                                                    Financial Officer




Date: February 14, 2005

                                  EXHIBIT INDEX

        EXHIBIT NO.                        DESCRIPTION
        -----------                        -----------

           2.1 Order of the Bankruptcy Court, dated February 9, 2005, confirming the Company's Joint Plan of Reorganization, together with such Joint Plan of Reorganization, as so confirmed.

           3.1 Amended and Restated Certificate of Incorporation of IWO Holdings, Inc.

           3.2        Amended and Restated By-Laws of IWO Holdings, Inc.

           4.1 Indenture, dated January 6, 2005, by and between IWO Escrow Company and U.S. Bank National Association.

           4.2 Supplemental Indenture, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation, Independent Wireless One Leased Realty Corporation and U.S. Bank National Association.

           4.3 Indenture, dated January 6, 2005, by and between IWO Escrow Company and U.S. Bank National Association.

           4.4 Supplemental Indenture, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation, Independent Wireless One Leased Realty Corporation and U.S. Bank National Association.

           4.5 Registration Rights Agreement, dated January 6, 2005, by and among IWO Escrow Company, Bear, Stearns & Co., Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner and Smith Incorporated and Joinder Agreement, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation and Independent Wireless One Leased Realty Corporation.

           4.6 Assumption Agreement, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation and Independent Wireless One Leased Realty Corporation.

           4.7 Pledge and Security Agreement, dated January 6, 2005, by and between IWO Escrow Company and the Collateral Trustee and Joinder Agreement, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation and Independent Wireless One Leased Realty Corporation.

           4.8 Collateral Trust Agreement, dated January 6, 2005, between IWO Escrow Company, U.S. Bank National Association, as trustee and the Bank of New York, as collateral trustee, and Joinder Agreement, dated February 10, 2005, by and among IWO Holdings, Inc., Independent Wireless One Corporation and Independent Wireless One Leased Realty Corporation.

           10.1 Employment Agreement, dated February 11, 2005, by and between Bret Cloward and IWO Holdings, Inc.

           10.2 Employment Agreement, dated February 11, 2005, by and between Richard Harris and IWO Holdings, Inc.

           10.3       2005 Equity Award Plan of IWO Holdings, Inc.

           10.4       Form of Non-Qualified Stock Option Agreement of IWO
                      Holdings, Inc.

           10.5 Incentive Stock Option Agreement, dated as of February 11, 2005, by and between IWO Holdings, Inc. and Bret Cloward.

           10.6 Incentive Stock Option Agreement, dated as of February 11, 2005, by and between IWO Holdings, Inc. and Richard Harris.

           10.7 Registration Rights Agreement, dated February 10, 2005, among IWO Holdings, Inc. and certain affiliates of AIG Global Investment Corp. and AIG SunAmerica Asset Management Corp.

           10.8 Purchase Agreement, dated December 14, 2004, by and among IWO Escrow Company and Bear, Stearns & Co., Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner and Smith Incorporated.

           99.1       Press Release, dated February 9, 2005.

           99.2       Press Release, dated February 10, 2005.

           99.3       Information About Directors.